UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2011

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California

(State of Other Jurisdiction of Incorporation)

000-49798	94-2340464
(Commission File Number)	(IRS Employer Identification Number)

6035 Stoneridge Drive

Pleasanton, California 94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Thoratec Corporation (“Thoratec”) entered into the Third Amendment to Lease (the “3rd Lease Amendment”) with Main Street Associates and EJC Partners, L.P., amending the Lease Agreement dated as of July 25, 1996, as amended by the First Amendment to Lease Agreement dated as of January 15, 1997 and the Second Amendment to Lease dated as of May 15, 1997, whereby Thoratec leases its manufacturing facility at 6035 Stoneridge Drive in Pleasanton, California.  The 3rd Lease Amendment is dated October 6, 2011, was countersigned on October 25, 2011, and was delivered to Thoratec on November 1, 2011. The 3rd Lease Amendment extends the term of the lease through August 14, 2027 and provides for an average monthly rent of approximately $88,000 through the extended lease term.

The foregoing is a summary of the terms of the 3rd Lease Amendment, and does not purport to summarize or include all terms of the 3rd Lease Amendment.  The foregoing summary is qualified in its entirety by reference to the 3rd Lease Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of November 3, 2011

THORATEC CORPORATION

By:	/s/ Roxanne Oulman
Roxanne Oulman
Vice President of Finance,
Acting Chief Financial Officer